INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-43804 of New England Business Service, Inc. on Form S-8 of our report dated December 1, 2000, appearing in this Annual Report on Form 11-K of the 401(k) Plan for Employees of New England Business Service, Inc. for the year ended June 24, 2000.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 19, 2000
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